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                                                                   EXHIBIT 10.21

                                         [THE ROYAL BANK OF SCOTLAND LETTERHEAD]



Inveresk Research Group Inc
Elphinstone Research Centre
Tranent
EH33

24 January 2003

Dear Sirs

BORROWING FACILITIES

We write with reference to the Facility Agreement between The Royal Bank of Scotland plc and Inveresk Research Group, Inc dated 21 June 2002 ("the Facility Agreement") which sets out the terms and conditions upon, and subject to which, the Bank has agreed to make available (i) a US$50,000,000 Term facility and
(ii) a US$25,000,000 Multicurrency Revolving Facility ("the Facilities").

Definitions used within this letter shall have the same meanings as set out in the Facility Agreement.

It has been agreed between the Bank and the Company that notwithstanding the terms of Clause 21.1.2 of the Facility Agreement, Consolidated Net Tangible Assets of the Group shall not be less than $10,000,000 at 31 December 2002 and that references to $35,000,000 within Clause 21.1.2 shall be substituted by $10,000,000.

All other terms and conditions of the Facility Agreement remain in full force and effect.

Yours faithfully
For and on behalf of The Royal Bank of Scotland plc


/s/ Casey W. Robenson
John Stewart
Senior Corporate Manager


   The Royal Bank of Scotland plc ("the Bank") is regulated by the Financial Services Authority and is a member of The Royal Bank of Scotland Marketing
    Group. The only packaged products (life policies, unit trusts and other collective investment schemes and stakeholder and other pensions) the Bank advises on and sells are those of the Marketing Group, whose other members are Royal Scottish Assurance plc and Royal Bank of Scotland Unit Trust Management Limited, both regulated by the Financial Services Authority. The Royal Bank of
   Scotland plc, Registered in Scotland No. 90312. Registered Office, 36 St. Andrew Square, Edinburgh, EH2 2YB. Agency agreements exist between members of
                       The Royal Bank of Scotland Group.